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                                                                   SCHEDULE 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                              STATE OF
                        SUBSIDIARY                          ORGANIZATION       TRADE NAMES
Thomas Tools, Inc.........................................   Louisiana      Thomas MWD Service
Drill Motor Services, Inc.................................   Louisiana             N/A
Perf-O-Log, Inc...........................................   Louisiana             N/A
Integrity Industries, Inc.................................     Texas               N/A
Charles Holston, Inc......................................   Louisiana           Holston
Well Safe, Inc............................................     Texas          WSI Industrial
Diamond Wireline Services, Inc............................     Texas               N/A